UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2017
GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-3838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listed Rule or Standard; Transfer of Listing.
On May 26, 2017, Glowpoint, Inc. (the “Company”) received a letter from the NYSE MKT LLC (“NYSE MKT”) stating that the Company’s plan to regain compliance with the NYSE MKT’s continued listing standards has been accepted by the NYSE MKT.

As previously reported by the Company in a Current Report on Form 8-K on April 7, 2017, the Company received a letter from the NYSE MKT on April 5, 2017 stating that the Company is not in compliance with the continued listing standards of the NYSE MKT Company Guide (the “Company Guide”) relating to stockholders’ equity. The letter indicated that the Company is out of compliance with Section 1003(a)(ii) of the Company Guide, which requires a listed company to have stockholders' equity of at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years. As of March 31, 2017, the Company had stockholders' equity of $3.4 million.

The Company submitted a plan to regain compliance with Section 1003(a)(ii) of the Company Guide and the plan has been accepted by the NYSE MKT. The Company has been granted until October 5, 2018 to implement its plan. Such extension is subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by October 5, 2018, or if it does not make progress consistent with the plan during the plan period, the NYSE MKT staff may initiate delisting proceedings as appropriate.

The Company seeks to regain compliance with the NYSE MKT continued listing standards by potentially restructuring its indebtedness with Main Street Capital Corporation and Shareholder Representative Services LLC; however there is no assurance the Company will be able to accomplish this. See further discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 31, 2017 with the Securities and Exchange Commission (the “Company’s 2016 Annual Report”).

The Company's common stock will not be delisted by the NYSE MKT for the deficiency during the plan period. The Company's common stock will continue to trade under the symbol "GLOW," with the added designation of ".BC" to indicate that the Company is not in compliance with the NYSE MKT's listing standards. The NYSE MKT also publishes a list of noncompliant issuers and displays the .BC indicator on its website. The NYSE MKT notification does not affect the Company's business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company's material agreements.

The Company issued a press release on June 1, 2017, announcing that it had received acceptance of the plan to regain compliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release, dated June 1, 2017, regarding NYSE MKT acceptance of plan to regain             compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
(registrant)

Date:	June 1, 2017	By:	/s/ David Clark
David Clark
Chief Financial Officer